UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       April 1, 2005

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       203-629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES
Exhibit Index
EX-10.1: AMENDED AND RESTATED FINANCIAL SUPPORT AGREEMENT
EX-10.2: AMENDED AND RESTATED LOAN AGREEMENT
EX-10.3: AMENDED AND RESTATED LOAN AGREEMENT
EX-10.4: SPONSOR GUARANTEE AGREEMENT
EX-10.5: AMENDMENT NO. 1 TO PUT OPTION AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 1, 2005, Genesee & Wyoming Inc. (“GWI”) and certain of its Mexican subsidiaries, GW Servicios S.A. (“Servicios”) and Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (“FCCM”) amended loan agreements and related documents with the International Finance Corporation (“IFC”) and Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. (“FMO”) to revise certain terms of Servicios’ existing loans from IFC and FMO as well as existing GWI support obligations related to such loans, effective March 15, 2004.

     Amendment to Loans. Under the amended terms, principal payments under Servicios’ three promissory notes payable (“Notes”) were reduced and maturity dates were extended. In addition, amounts held in escrow for the benefit of IFC and FMO (approximately $574,000) were released to prepay the loans. The following table illustrates the changes to the terms of the Notes:

$ in thousands	As of 12/31/04				As of 03/15/05 (1)
	IFC Notes		FMO Note	Total	IFC Notes		FMO Note	Total
	A Note	B Note			A Note	B Note

Aggregate amount outstanding	$7,500	$6,667	$4,664	$18,831	$6,826	$5,997	$4,195	$17,018

Semi-annual principal payments	$750	$833	$583	$2,166	$455	$461	$323	$1,239

Maturity date	09/15/09	09/15/08	09/15/08		09/15/12	09/15/11	09/15/11

(1)	Amounts outstanding as of March 15, 2005 reflect the aggregate prepayment of $574,000 and initial principal payments at the restructured amounts.

The Notes contain certain financial and other covenants applicable only to FCCM and Servicios, including mandatory debt prepayments from excess free cash flow (as defined in the agreements) and restrictions on capital expenditures, incurrence of debt, guarantees of obligations, sale of assets, lease of assets, creation of certain liens, payment of dividends and making distributions, transactions among FCCM and Servicios and other affiliates of GWI, entering into certain mergers, and revising or terminating FCCM’s rail concession with the government of Mexico. The Notes will continue to be secured by essentially all the assets of Servicios and FCCM, and a pledge of GWI’s shares of Servicios and FCCM.

     Amendments to Support Obligations. Under the original loan agreements for $27.5 million of debt, GWI was obligated to provide up to $8.0 million of funding to its Mexican subsidiaries, if necessary, to meet their investment or financial obligations prior to completing the investment phase of the project funded by the Notes, which consisted of achieving several obligations related to capital investments, operating performance and management systems and controls. Thereafter, GWI was obligated to provide up to $7.5 million in funding to Servicios to meet its debt service obligations prior to completing the financial phase of the project, which consisted of achieving several financial performance thresholds. Prior to the amendment, GWI had advanced $2.5 million of its $8.0 million obligation and the project was still in the investment phase. The amended agreements eliminate GWI’s obligations to provide additional funding under those terms and instead obligate GWI to provide up to $8.9 million to Servicios, if necessary, for Servicios to meet its debt payment obligations. The amended agreements also obligate GWI to provide funds to FCCM on an annual basis in an amount equal to the extent FCCM’s annual capital expenditures exceed 60% of FCCM’s consolidated earnings before interest, taxes, depreciation and amortization, as defined in the amended agreements.

     Other. In conjunction with the original financing, IFC invested $1.9 million of equity in Servicios for a 12.7% indirect interest in FCCM. Along with its equity investment, IFC received a put option exercisable in 2005 to sell its equity stake back to GWI. The amendments extended the term of the put option from December 31, 2009 to December 31, 2012.

     This summary is qualified in its entirety by reference to the text of the underlying definitive agreements, which are incorporated herein by reference and are included as Exhibits 10.1 — 10.5 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

April 6, 2005	By:	Adam B. Frankel
Name: Adam B. Frankel
Title: SVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Financial Support Agreement as of March 15, 2005 between GW SERVICIOS, S.A DE C.V. and GENESEE & WYOMING, INC. and COMPAÑÍA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V. and NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. and INTERNATIONAL FINANCE CORPORATION

10.2	Amended and Restated Loan Agreement as of March 15, 2005 between GW SERVICIOS, S.A. DE C.V. and COMPAÑÍA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V. and INTERNATIONAL FINANCE CORPORATION

10.3	Amended and Restated Loan Agreement as of March 15, 2005 between GW SERVICIOS, S.A. DE C.V. and COMPAÑÍA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V. and NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR NTWIKKELINGSLANDEN N.V.

10.4	Sponsor Guarantee Agreement as of March 15, 2005 among GENESEE & WYOMING, INC. and NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. and INTERNATIONAL FINANCE CORPORATION

10.5	AMENDMENT NO. 1 TO PUT OPTION AGREEMENT as of March 15, 2005 among GENESEE & WYOMING INC., GW SERVICIOS, S.A. DE C.V. and INTERNATIONAL FINANCE CORPORATION